UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2015

Aerojet Rocketdyne Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Aerojet Road, Rancho Cordova, California		95742
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (916) 355-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 21, 2015, Aerojet Rocketdyne entered into a Settlement and Mutual Release Agreement (the “Agreement”) with Orbital Sciences Corporation (“Orbital”) pursuant to which the parties mutually agreed to a termination of the contract for convenience relating to the provision by Aerojet Rocketdyne of 20 AJ-26 liquid propulsion rocket engines to Orbital for the Antares program (the “Contract”).  The Agreement also settles all claims the parties may have had against one another arising out of the Contract and the launch failure that occurred on October 28, 2014 of an Antares launch vehicle carrying the Cygnus ORB-3 service and cargo module (“ORB-3”).  The ORB-3 launch vehicle was powered by two AJ-26 engines supplied to Orbital by Aerojet Rocketdyne.  Under the terms of the Agreement, Aerojet Rocketdyne will make a one-time payment of $50 million to Orbital on or before September 30, 2015, and Orbital will transfer to Aerojet Rocketdyne title to the 10 engines remaining to be delivered under the Contract.  Aerojet Rocketdyne is seeking reimbursement from its insurers of a portion of the settlement costs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 22, 2015	AEROJET ROCKETDYNE HOLDINGS, INC.

	By:	/s/ Kathleen E. Redd
		Name:	Kathleen E. Redd
		Title:	Vice President, Chief Financial Officer and Assistant Secretary